(Letterhead of Arthur Andersen LLP)




   Re: Registration Statement of Potash Corporation of Saskatchewan Inc. on Form S-3 (No. 333-27685)
         -------------------------------------------------------------------


         We hereby consent to the use of our name under the captions "United States Federal Income Tax Considerations" and "Legal Matters" in the prospectus supplement relating to the Registrant's Registration Statement on Form S-3 (No. 333-27685).

         In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section
7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.



                                         ANDERSEN LLP


                                         By /s/ Gary J. Gartner
                                            ------------------------------------
                                            Gary J. Gartner




New York, New York
May 10, 2001